Exhibit 3

ING VARIABLE ANNUITIES

MYLES R. TASHMAN
Executive Vice President,
General Counsel and Secretary







 April 26, 1999


 Members of the Board of Directors
 Golden American Life Insurance Company
 1475 Dunwoody Drive
 West Chester, PA  19380-1478

 Ms. Emory and Gentlemen:

 In my capacity as Executive Vice President and Secretary of Golden American Life Insurance Company (the "Company"), I have examined the form of Registration Statement on Form S-6 to be filed by the Company and Separate Account A (the "Account") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the registration of the Variable Life Insurance Policies to be issued with respect to the Account.

 Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

       (1) The Company was organized in accordance with the laws of the State of Delaware and is a duly authorized stock life insurance company under the laws of Delaware and the laws of those states in which the Company is admitted to do business;

       (2) The Account is a validly established separate investment account of the Company;

       (3) The portion of the assets to be held in the Account equal the reserves and other liabilities under the Variable Life Insurance Policies is not chargeable with liabilities arising out of any other business the Company may conduct;

       (4) The Variable Life Insurance Policies have been duly authorized by the Company and, when issued as contemplated by the registration statement, will constitute legal, validly issued and binding obligations of the Company in accordance with their terms.

 I hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to my name under the heading "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

 Sincerely,


/s/ Myles R. Tashman







1475 Dunwoody Drive           Tel: 610-425-3405    GoldenSelect Series
West Chester, PA  19380-1478  Fax: 610-425-3735    Issued by Golden American
                                                     Life Insurance Company